Exhibit 10.13

AMENDMENT TO THE TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

BETWEEN CASE WESTERN RESERVE UNIVERSITY

AND OSIRIS THERAPEUTICS, INC.

This Amendment, effective as of the 18th day of October, 1999, “Amendment Effective Date” between Osiris Therapeutics, Inc. (“OSIRIS”) and Case Western Reserve University (“CWRU”).

WHEREAS, OSIRIS and CWRU entered into a Technology Transfer and License Agreement effective as of January 1, 1993 (the “License Agreement”);

WHEREAS, OSIRIS and CWRU desire to amend the License Agreement with respect to the manner in which OSIRIS exercises its rights to a license, and to clarify that a member of CWRU who has only limited contact with a Principal Investigator is not an Investigator.

WHEREAS the parties find that it is in their mutual best interests to amend the License Agreement.

NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the parties agree as follows:

1. DEFINITIONS

1.01 In addition to the initially capitalized words and phrases defined herein, all initially capitalized words and phrases shall be defined as defined in the License Agreement.

2. AMENDMENTS

2.01 Paragraph 1.1 of the License Agreement is amended by adding the following sentence thereto:

—With respect to any Developed Patent Rights that are based on Technology developed after the Amendment Effective Date, such Developed Patent Rights shall become licensed to OSIRIS under this Paragraph 1.1 upon OSIRIS exercising OSIRIS’ option thereto pursuant to the provisions of Paragraph 1.8 of this Agreement.-

2.02 The License Agreement is hereby amended to add the following

Paragraphs 1.7 and 1.8;

—1.7 CRWU shall promptly report to OSIRIS in writing any and all Technology that is potentially patentable. In reporting such potentially patentable Technology to OSIRIS, CWRU shall provide sufficient information to OSIRIS to permit OSIRIS to determine whether or not OSIRIS should exercise its option under Paragraph 1.8 with respect to such Technology.-

1.8(a) CWRU hereby grants to OSIRIS a sole and exclusive right and option to obtain a worldwide exclusive license under the terms and conditions of this Agreement with respect to Developed Patent Rights that are based on Technology developed after the Amendment Effective Date.

(b) OSIRIS shall have the right to exercise the option under Paragraph 1.8(a) with respect to Developed Patent Rights based on Technology reported to OSIRIS under Paragraph 1.7 of this Agreement by notifying CWRU of OSIRIS’ election to do so within one-hundred and twenty (120) days after OSIRIS receives a report required by Paragraph 1.7 of this Agreement. If OSIRIS fails to exercise OSIRIS’ option within such period with respect to any Technology reported in accordance with Paragraph 1.7 of this Agreement, then such option shall lapse and OSIRIS shall have no further interest in Developed Patent Rights that are filed on the Technology reported to OSIRIS under Paragraph 1.7 for which OSIRIS fails to exercise the option. OSIRIS shall exercise reasonable diligence to patent the Technology for which it has exercised its option herein.—

2.03 Paragraph 10.7 of the License Agreement is amended in its entirety to read as follows:

—10.07 Investigator. The term “Investigator” shall mean “Principal Investigators”, and any CWRU staff member, graduate student, under graduate student or employee of CWRU who (i) works under the direction of a Principal Investigator or (ii) who collaborates with a Principal Investigator. A person who “collaborates with a Principal Investigator” is a person who is a co-author with a Principal Investigator on a published work (including papers, abstracts, posters or other scientific presentations), or is a co-inventor with a Principal Investigator on a patent application. Nothing in this paragraph shall prejudice the rights of either party to make any argument as to the meaning and intent of the original Paragraph 10.07 of the License Agreement.

3. EFFECTS

The License Agreement is amended as provided hereinabove as of October 18, 1999 in accordance with Paragraph 9.12 of the License Agreement. All other terms and provisions of the License Agreement shall be unaffected by this Agreement.

IN WITNESS WHEREOF, the parties through there authorized representatives, have executed this Amendment effective as of the date first above written.

CASE WESTERN RESERVE UNIVERSITY		OSIRIS THERAPEUTICS, INC.

BY:	Richard A. Zdanis	BY:	(illegible)
Title:	Provost	Title:	Acting Pres/CEO
Date:	10/18/99	Date:	10/12/99

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